FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                     301 SOUTH COLLEGE STREET
                       CHARLOTTE, N C 28288

                       SUBADVISORY AGREEMENT

         This AGREEMENT is made and entered into on this 1st day of October, 1996, between FIRST UNION NATIONAL BANK OF NORTH CAROLINA (the "Adviser"), a National Banking Association, and WARBURG, PINCUS COUNSELLORS, INC. (the "Subadviser"), a Delaware corporation registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

                                   WITNESSETH

         WHEREAS, Evergreen Investment Trust (the "Trust") is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated as of July 28, 1994 ( the "Advisory Agreement "), been retained to act as investment adviser for the Evergreen International Equity Fund (the "Fund"), one of the Trust's portfolios;

         WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

         WHEREAS, the Adviser desires to retain the Subadviser to assist it in the provision of a continuous investment program for the assets of the Fund (the "Subadviser Assets"), and the Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

         Now, THEREFORE, the parties do mutually agree and promise as follows:

         1. Investment Description: Appointment as Subadviser. The Fund desires to employ its capital by investing and reinvesting in securities of the kind and in accordance with the limitations specified in the Trust's Declaration of Trust and By-Laws, as may be amended from time to time (the "Charter Documents"), and in its Prospectus and Statement of Additional Information, as may be in effect from time to time (collectively, the "Prospectus") and which are filed with the SEC as part of the Trust's Registration Statement on Form N-1A, as amended from time to time, and in such manner and to such extent as may be approved by the Board of Trustees of the Trust. Copies of the Prospectus and Charter Documents, each as currently in effect, have been or will be submitted to the Subadviser. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets. It is recognized that the Subadviser now acts, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Trust have no objection to such activities so long as the services rendered hereunder are not impaired.

         2. Duties of Subadviser.

         (a) Investments. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Prospectus and subject to the directions of the Adviser and the Trust's Board of Trustees, to purchase, hold and sell Subadviser Assets ("Fund Investments") and to monitor on a continuous basis the performance of such Fund Investment. Subject to the supervision of the Board of Trustees and the Adviser, the Subadviser will: (1) manage the Subadviser Assets in accordance with the Fund's investment objective, policies and limitations as stated in the Prospectus and the Charter Documents and as the objective, policies and limitations apply to the Subadviser Assets and in compliance with the 1940 Act and the Advisers Act; (2) make investment decisions for the Fund; (3) place purchase and sale orders for portfolio transactions for the Fund; and (4) manage otherwise uninvested cash assets included in the Subadviser Assets. In providing these services, the Subadviser will conduct a continual program of investment, evaluation and, if appropriate, sale and re-investment of the Subadviser Assets. The Adviser agrees to provide to the Subadviser such assistance as may be reasonably requested by the Subadviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs.

         (b) Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Trust's Charter Documents and the Prospectus and with the instructions and directions received in writing from the Adviser or the Board of Trustees of the Trust and will act in conformity with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code") (including the requirements for qualification as a regulated investment company) and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring the Fund's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with subsection (b) with respect to the Subadviser Assets.

         The Adviser will provide the Subadviser with reasonable advance notice of any change in the Fund's investment objective, policies and restrictions as stated in the Prospectus, and the Subadviser shall act in conformity with such changes, provided that the Subadviser has received reasonable advance written notice of such changes from the Trust or the Adviser. The Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the

Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Subadviser to the Fund or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide upon request to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Fund as may be required to be contained in the Prospectus.

         In  fulfilling  these  requirements  and  its  other  requirements  and obligations hereunder, the Subadviser shall be entitled to rely on and act in accordance with, and the Adviser agrees to hold the Subadviser harmless for relying on and acting in accordance with, (1) information, which is not clearly inaccurate on its face, provided to it by the Trust's administrator, fund accountant or custodian and (2) instructions, which may be standing instructions, from the Adviser. The Adviser agrees to provide or cause to be provided to the Subadviser on an ongoing basis upon request by the Subadviser, such information as is reasonably requested by the Subadviser for the performance of its obligations under this Agreement, and the Subadviser shall not be in breach of any term of this Agreement or be deemed to have acted negligently if the Adviser fails to provide or cause to be provided such information and the Subadviser relies on the information most recently furnished to it.

         (c) Voting of Proxies. Unless the Adviser notifies the Subadviser otherwise, the Subadviser shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from, the Adviser or the Fund or take action with respect thereto. If both the Subadviser and another entity managing assets of the Fund have invested in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the security.

         (d) Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the Trust's Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the fund investment with or through, such persons, broker or dealers ("brokers") as the Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Trust's Board of Trustees prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers selected by the Subadviser. In the selection of such brokers and the placing of such orders, the Subadviser shall use its reasonable efforts to seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the

                                                        -3-
broker involved, and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provided brokerage and research services to the Subadviser an amount of commission for effecting a Fund Investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction.

         It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be most equitable and consistent with its fiduciary obligations to the Fund and to such other clients over time. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

         (e) Securities Transactions. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

         The Subadviser, including its Access Persons ( as defined in subsection
(e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics shall comply in all material respects with Rule 17j-1, as the same may be amended from time to time. On a quarterly basis, the Subadviser will either (i) certify to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser's Code of Ethics in all material respects with respect to the Subadviser Assets or (ii) identify any material violations which have occurred with respect to the Subadviser Assets. In addition, the Subadviser will report at lease annually to the Adviser concerning any other violations of the Subadviser's Code of Ethics which required significant remedial action and which were not previously reported.

         (f) Books and Records. Pursuant to the 1940 Act and the rules and regulations promulgated thereunder, the Subadviser shall maintain separate books and records of all matters pertaining to the Subadviser Assets (the "Fund's Books and Records"). The Fund's Books and Records (relating to the Subadviser Assets) shall be the property of the Trust and shall be available to the Adviser at any time upon reasonable request during normal business hours and

                                                        -4-
shall be available for telecopying without unreasonable delay to the Adviser during any day that the Fund is open for business. Notwithstanding the foregoing, if the Adviser takes possession of any of the Fund's Books and Records, the Subadviser shall be entitled to retain a copy of any such books and records.

         (g) Information Concerning Fund Investments and Subadviser. From time to time as the Adviser or the Fund may reasonably request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Fund Investments held in the portfolio, all in such detail as the Adviser or the Fund may reasonably request. The Subadviser will also inform the Adviser in a timely manner of material changes in portfolio managers responsible for Subadviser Assets or of material changes in the control of the Subadviser. The Subadviser will make available its officers and employees to meet with the Trust's Board of Trustees on reasonable notice to review the Fund Investments. Under normal circumstance, employees of the Subadviser shall not be obligated to attend in person more than one Board meeting per year.

         (h) Custody Arrangements. The Subadviser shall on each business day provide the Adviser and the Trust's custodian such information as the Adviser and the Trust's custodian may reasonably request relating to all transactions concerning the Fund Investments.

         3.Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

         4. Expenses. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage fees and commissions and other transaction charges, if any) purchased for the Fund. The Adviser, the Trust and the Fund, to the extent agreed between them, shall be responsible for all expenses of the operations of the Fund including, without limitation, brokerage fees and commissions and other transaction charges, if any. The Subadviser shall not be responsible for the Trust's, the Fund's or the Adviser's expenses. The Subadviser shall reimburse the Subadviser, or cause the Subadviser to be reimbursed, for any expenses of the Trust, the Fund or the Adviser as may reasonably be incurred by the Subadviser on behalf of the Fund or the Adviser, including without limitation all expenses incurred by the Subadviser in connection with the attendance in person by any officer or employee of the Subadviser at the request of the Adviser or the Trust, at any meeting of the Board of Trustees (which expense shall be solely that of the Adviser). The Subadviser shall keep and supply to the Trust and Adviser reasonable records of all such expenses.

     5. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Subadviser will be entitled to a fee, computed daily and payable no later than the seventh (7th) business day following the end of each month, from the

Adviser, calculated at the annual rate of .55 of 1% of the average daily net value of the Subadviser Assets.
                                                        -5-
         The method of determining net assets of the Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the shares as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for that portion of such month during which this Agreement is in effect. Notwithstanding any other provision of this Agreement, the Subadviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue). Any such fee reduction may be discontinued or modified by the Subadviser at any time. The Subadviser further agrees that to the extent the overall advisory fee has been reduced by any amount necessary to prevent the expenses of the Fund (exclusive of taxes, interest, brokerage commissions and extraordinary expenses, but inclusive of the advisor fees) from exceeding the most restrictive of the expense limitations imposed by state securities commissions of the states in which the Fund's shares are then registered or qualified for sale, the fee payable to the Subadviser as provided for in the immediately preceding Paragraph will be reduced in an amount equal to the amount of said reduction times the percentage that the fee payable to the Subadviser bears to the total advisory fees payable with respect to the Fund. Reimbursement, when necessary, will be made monthly in the same manner in which the advisory fee is paid. The amount of any reimbursement shall not exceed the aggregate amount of fees payable to the Subadviser.

     6. Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser and the Fund as follows:

                  (a) The Subadviser is registered as an investment adviser under the Advisers Act;

                  (b) The Subadviser is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (c) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its directors, trustees and/or shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any material agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser.

                  (d) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects.

         7. Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows:

                  (a) The Adviser is a National Banking Association duly organized and validly existing under the laws of the United States of America with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (b) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its directors, trustees and/or shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any material agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

                  (c) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV more than 48 hours prior to the execution of this Agreement;

                  (d) The Trust is registered as in investment company under the 1940 Act and the Fund's shares are registered under the Securities Act of 1933, as amended ("Securities Act");

                  (e) The Trust, on behalf of the Fund, has filed a notice of exemption pursuant to Rule 4.5 under the Commodity Exchange Act with the Commodity Futures Trading Commission and the National Futures Association or is not required to file such exemption;

                  (f) The Trust is a Massachusetts business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts within the power to own and posses its assets and carry on its business it is now being conducted.

         8. Survival of Representations and Warranties; All representations and warranties made by the Subadviser and the Adviser pursuant to Sections 6 and 7, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         9. Liability and Indemnification.

     (a) Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, any affiliated person of the Subadviser and each person, if any, who within the meaning of the Securities Act controls the Subadviser ("Controlling Persons") shall not be subject to any expenses or liability to the Adviser, the Trust or the Fund or any of the Fund's shareholders (other than as provided in Section 5), and, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any affiliated person of the Adviser and each of its Controlling Persons shall not be subject to any expenses or liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Fund Investments.

     (b) Indemnification. The Subadviser shall indemnify the Adviser, and its respective officers and directors and trustees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder. The Adviser shall indemnify the Subadviser, its affiliates, its Controlling Persons and its officers and directors, for any liability and expenses, including attorneys' fees, (i) which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder, or (ii) arising out of the Adviser's responsibilities based upon any act or omission by the Adviser, any of its employees or representatives or any affiliate of or any person acting on behalf of the Adviser, or
          (iii) which may be based upon any untrue statement or alleged untrue statement of material fact contained in the Prospectus or any sales literature relating to the Fund, or alleged omission to state therein a material fact known or which should have been known and was required to be stated therein or necessaryto make the statements therein not misleading, unless such statement or omission was made in reliance upon written information provided to the Adviser by the Subadviser specifically for inclusion in such Prospectus and sales literature, or
          (iv) based upon any act or omission by the Trust, any of its officers or representatives or any affiliate or any person acting on behalf of the Trust.

         10. Duration and Termination.

     (a) Duration. Unless sooner terminated, this Agreement shall continue in effect until September 30, 1998 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or
          (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     (b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

                  (i) By vote of a majority of the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon one hundred twenty (120) days written notice to the Subadviser;

                  (ii) By any party hereto immediately upon written notice to the other parties in the event of a material breach of any provision of this Agreement by either of the other parties; or

                  (iii) By the Subadviser upon sixty (60) days written notice to the Adviser and the Trust.

         This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement. In the event this Agreement is terminated or is not approved in the foregoing manner, the provisions contained in Sections 8 and 9 and the requirement to pay amounts done under the first paragraph of Section 5 (until the effective date of termination) shall remain in effect; however, the parties will have no obligation to notify the others of changes to the representations.

         11. Use of Names.

     (a) It is understood that the name "Warburg, Pincus Counsellors, Inc." or any derivative thereof or logo associated with that name is the valuable property of the Subadviser and its affiliates and that the Trust or the Adviser have the right to use such name (or derivative or logo) in offering materials of the Trust or the Adviser only with the prior written approval of the Subadviser and for so long as the Subadviser is a subadviser to the Trust or the Adviser; provided that the Trust or the Adviser may use such name (or derivative or logo) without such prior written approval in offering materials of the Trust to the extent that (i) such materials simply list the Subadviser as the Subadviser to the Fund as part of a listing of the investment subadvisers to the series or portfolios of the Trust with a brief description of the Subadviser's experience and duties hereunder; (ii) such materials include such name (or derivative or logo) and any related information that has been previously approved by the Subadviser or that is required to be disclosed by applicable law or regulation, such as information disclosed in the Trust's registration statement; or (iii) such materials are intended for use by the Trust's Trustees, or for internal use by the Adviser, the Trust or the principal underwriter of the Trust. Such prior written approval of the Subadviser shall not be unreasonably withheld and shall be deemed to be given if no written objection is received by the Trust or the Adviser within three business days after the material is received by the Subadviser with a request by the Trust or the Adviser for such use. Upon termination of this Agreement, the Adviser shall cause the Trust and the Fund to forthwith cease to use such name (or derivative or logo) as soon as reasonably practicable.

     (b) It is understood that the name "Evergreen" or any derivatives thereof or logos -9- associated with such name is the valuable property of the Adviser and the Trust and their affiliates and that the Subadviser or its affiliates have the right to use such names (or derivatives of logos) in marketing materials of the Subadviser or its affiliates only with the prior written approval of Adviser and, if such approval is granted, only for so long as the Subadviser is a subadviser to the Adviser and the Trust; provided that the Subadviser or its affiliates may use such names (or derivatives or logos) without such prior written approval in marketing materials of the Subadviser or its affiliates to the extent that (i) such materials simply list the Adviser and the Trust as part of a listing of the investment companies advised by the Subadviser or its affiliates with a brief description of the Adviser and the Trust; (ii) such materials include such names (or derivatives or logos) and any related information that has been previously approved by the Adviser or that is required to be disclosed by applicable law or regulation, such as information disclosed in the Form ADV or Form BD of the Subadviser or its affiliates; or (iii) such materials are intended for broker-dealer use only or for internal use by the Subadviser. Such prior written approval of the Adviser shall not be unreasonably withheld and shall be deemed to be given if no written objection is received by the Subadviser within three business day after the material is received by the Adviser with a request by the Subadviser for such use. Upon termination of this Agreement, the Subadviser and its affiliates shall forthwith cease to use such names (or derivatives or logos) as soon as reasonably practicable.

         12. Amendment. This Agreement may be amended by written amendment signed by the parties, provided that the terms of any material amendment shall be approved by : (a) the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act) and
(b) the vote of a majority of those Trustees of the Trust who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

         13. Confidentiality. Subject to the duties of the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the Subadviser shall treat as confidential all records and other information pertaining to the Fund or the Adviser which the Subadviser maintains or receives as a result of its responsibilities under this Agreement. In addition, subject to the duties to comply with any applicable law, the Adviser and the Fund agree to treat as confidential any information concerning the Subadviser, including its investment policies or objectives, which the Adviser and the Fund receive as the result of their actions under this Agreement.

         14. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties at the following addresses, which may from time to time be changed by the parties by notice to the other parties:




                                                       -10-

         (a) If to the Subadviser:

         Warburg, Pincus Counsellors, Inc
         466 Lexington Avenue
         New York, New York 10017
         Attention: Eugene P. Grace

         (b) If to the Adviser:

         Capital Management Group
         First Union National Bank of North Carolina
         301 South College Street
         Charlotte, N.C. 28288-1173

         15. Jurisdiction. This Agreement shall be governed by and construed to be consistent with the Advisory Agreement and in accordance with substantive laws of the State of New York without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

     16.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

     17. Definitions. For the purposes of this Agreement, "interested person," "affiliated person" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

     18. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     19. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

         20. Massachusetts Business Trust. The terms "Trust" and "Trustees" refer respectively to the Trust created and the Trustees as trustees but not individually or personally, acting from time to time under a Declaration of Trust, which has been or may be amended from time to time, and to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name or on behalf thereof by any of the Trust, the Trustees or their representatives or agents are not made individually, but only in their capacities with respect to the Trust. Such obligations are not binding upon any of the trustees, shareholders or representatives of the Trust personally, but

                                                       -11-
bind only the assets of the Trust. All persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                            By:   /s/ Richard K. Wagoner
                                            Name: Richard K. Wagoner
                                            Title: Executive Vice President

                                            WARBURG, PINCUS COUNSELLORS, INC.

                                            By: /s/ Eugene K. Wagoner
                                            Name: Eugene L. Podsiadlo
                                            Title: Managing Director